UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2012

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Lake Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code            (847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 – Entry in to a Material Definitive Agreement

On September 19, 2012, Registrant entered into a Lease agreement under which Registrant agreed to lease approximately 116,000 square feet of warehouse and office space in Lake Zurich, Illinois, of which approximately 98,000 square feet consists of warehouse space. The Lease is to commence on November 1, 2012 and expires on February 28, 2017. The Lease provides for base rental payments of (i) $25,000.00 per month commencing on March 1, 2013 through October 31, 2013, (ii) $27,708.33 per month commencing on November 1, 2013 through October 31, 2014, (iii) $30,416.67 per month commencing on November 1, 2014 through October 31, 2015, (iv) $33,125.00 per month commencing on November 1, 2015 through October 31, 2016 and (v) 35,833.33 per month commencing on November 1, 2016 through February 28, 2017. In addition to the base rental payments, Registrant will be obligated to pay, each month during the term, an amount equal to one twelfth of the estimated annual real estate taxes on the property and will also pay all utilities charges and maintenance costs with respect to the building during the term.

The Lease includes an option of Registrant to extend the lease from March 1, 2017 to February 29, 2020.

Registrant presently intends to utilize the premises to warehouse principally finished goods and to conduct balloon inflation operations and to utilize portions of the office space for customer service and warehouse operations.

On September 21, 2012, Registrant issued a press release relating to the Lease a copy of which is attached hereto as Exhibit 99.1.

Item No. 9.01 – Exhibit

The following exhibit are attached hereto:

Exhibit No.	Exhibit

99.1	Press Release dated September 21, 2012, captioned: “CTI Industries Corporation Leases Expanded Facilities.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: September 21, 2012	By:	/s/ Stephen M. Merrick
Stephen M. Merrick Executive Vice President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 21, 2012, captioned: “CTI Industries Corporation Leases Expanded Facilities.”

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